Exhibit 10.65

FOURTH AMENDMENT TO

CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”) is made and entered into as of May 30, 2007, by and among Monotype Imaging Inc., a Delaware corporation (“Administrative Borrower”), the lenders listed on the signatory pages hereof (the “Lenders”), and D.B. Zwirn Special Opportunities Fund, L.P., a Delaware limited partnership, in its capacity as administrative agent (“Agent”).

WITNESSETH:

WHEREAS, Imaging Holdings Corp., a Delaware corporation (“Parent”), Administrative Borrower, International Typeface Corporation, a New York corporation (“Typeface” and, together with Administrative Borrower, the “Borrowers”), the Lenders and Agent are parties to that certain Credit Agreement, dated as of November 5, 2004 (as amended as of August 24, 2005, July 28, 2006, and March 30, 2007, and as it may be amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”);

WHEREAS, Parent, Borrowers, Lenders and Agent wish to amend the Credit Agreement as herein provided;

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

Section 1. Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.01 Amendment to Schedule 1.1. Schedule 1.1 of the Credit Agreement is hereby amended by deleting the definition of “EBITDA” in its entirety and inserting the following definition in proper alphabetical order:

““Adjusted EBITDA” means, with respect to any fiscal period, Parent’s and its Subsidiaries’ consolidated net earnings (or loss) plus net interest expense, income taxes, depreciation, amortization, and stock-based compensation for such period, in each case, determined on a consolidated basis in accordance with GAAP.”

2.02 Amendment to Credit Agreement. Each reference in the Credit Agreement and the Schedules and Exhibits thereto to “EBITDA” is hereby amended to be a reference to “Adjusted EBITDA.”

Sections 3. Representations and Warranties. In order to induce Agent and the Required Lenders to enter into this Fourth Amendment, Administrative Borrower (on behalf of the Borrowers) hereby represents and warrants that:

3.01 No Default. At and as of the date of this Fourth Amendment, and both prior to and after giving effect to this Fourth Amendment, no Default or Event of Default exists.

3.02 Representations and Warranties True and Correct. At and as of the date of this Fourth Amendment and at and as of the Effective Date and after giving effect to this Fourth Amendment, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent that such representations and warranties relate solely to an earlier date).

3.03 Corporate Power, Etc. Administrative Borrower (a) has all requisite corporate power and authority to execute and deliver this Fourth Amendment and to consummate the transactions contemplated hereby (on behalf of the Borrowers) and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Fourth Amendment (on behalf of the Borrowers). Administrative Borrower is entering into this Fourth Amendment (on behalf of the Borrowers) in accordance with Section 14.1 of the Credit Agreement.

3.04 No Conflict. The execution, delivery and performance by Administrative Borrower (on behalf of the Borrowers) of this Fourth Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (d) require any unobtained approval of any Borrower’s interestholders or any unobtained approval or consent of any Person under any material contractual obligation of any Borrower.

3.05 Binding Effect. This Fourth Amendment has been duly executed and delivered by Administrative Borrower (on behalf of the Borrowers) and constitutes the legal, valid and binding obligation of Administrative Borrower (on behalf of the Borrowers), enforceable against Administrative Borrower (on behalf of Borrowers) in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4. Conditions. This Fourth Amendment shall be effective as of May 30, 2007 (the “Effective Date”) upon the fulfillment by Administrative Borrower, in a manner satisfactory to the Agent and the Lenders, of all of the following conditions precedent set forth in this Section 4:

4.01 Execution of the Fourth Amendment. Each of the required parties hereto shall have executed an original counterpart of this Fourth Amendment and shall have delivered (including by way of facsimile transmission or other electronic transmission) the same to Agent.

4.02 Representations and Warranties. As of the Effective Date, the representations and warranties set forth in Section 3 hereof shall be true and correct.

4.03 Compliance with Terms. Administrative Borrower (on behalf of the Borrowers) shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by Administrative Borrower in connection herewith.

4.04 WFF Fourth Amendment. Substantially simultaneously with the execution hereof, Administrative Borrower, WFF, as the administrative agent under the WFF Credit Agreement, and the Required Lenders (as defined in the WFF Credit Agreement) shall have executed a substantially similar amendment to the WFF Credit Agreement, and furnished evidence thereof to Agent.

4.05 Delivery of Other Documents. Agent shall have received all such instruments, documents and agreements as the Agent may reasonably request, in form and substance reasonably satisfactory to the Agent.

Section 5. Miscellaneous.

5.01 Continuing Effect. Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects. It is understood and agreed by the parties hereto that this Fourth Amendment constitutes a Loan Document.

5.02 No Waiver; Reservation of Rights. This Fourth Amendment is limited as specified and the execution, delivery and effectiveness of this Fourth Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Notwithstanding anything contained in this Fourth Amendment to the contrary, Agent and the Required Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Credit Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default.

5.03 Governing Law. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.04 Severability. The provisions of this Fourth Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Fourth Amendment in any jurisdiction.

5.05 Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Fourth Amendment by telefacsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart. A complete set of counterparts shall be lodged with each of Administrative Borrower and Agent.

5.06 Headings. Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose.

5.07 Binding Effect; Assignment. This Fourth Amendment shall be binding upon and inure to the benefit of Borrowers, the Lenders and Agent and their respective successors and assigns; provided, that the rights and obligations of Borrowers under this Fourth Amendment shall not be assigned or delegated without the prior written consent of Agent.

5.08 Expenses. Borrowers agree to pay Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for Agent (who may be employees of Agent), incurred by Agent in connection with the preparation, negotiation and execution of this Fourth Amendment and any document required to be furnished herewith.

5.09 Integration. This Fourth Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MONOTYPE IMAGING INC., as Administrative Borrower, on behalf of the Borrowers

By:	/s/ Jacqueline Arthur
Name:	Jacqueline Arthur
Title:	SVP & CFO

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., as Agent and a Lender

By:	D.B. Zwirn Partners, LLC,
its General Partner

By:	Zwirn Holdings, LLC,
its Managing Member

By:	/s/ David Lee
Name:	David Lee
Title:	Authorized Signatory

BERNARD NATIONAL LOAN INVESTORS, LTD, as a Lender

By:	Bernard Capital Funding, LLC, its Investment Advisor

By:	/s/ David Lee
Name:	David Lee
Title:	Authorized Signatory

ATALAYA FUNDING II LP

By:	Atalaya Funding II GP LLC,
as General Partner

By:	/s/ Daniel M. Levinson
Name:	Daniel M. Levinson
Title:	Authorized Signatory

HBK MASTER FUND L.P., as a Lender

By:	HBK Services LLC, Investment Advisor

By:	/s/ David C. Haley
Name:	David C. Haley
Title:	Its Authorized Signatory